EXHIBIT  99.1



                                                    Contact:  John F. Burns, CFO
                                                                    781-505-8106
                                                                 JBURNS@UTIX.COM

[UTIX LOGO]


                              UTIX GROUP ANNOUNCES
                       PRELIMINARY SECOND QUARTER REVENUES

BOSTON, MA - (BUSINESSWIRE) - APRIL 11, 2005 - Utix Group, Inc, (OTCBB:UTXG), issuer and marketer of prepaid experience gift tickets, announced preliminary, unaudited revenues for the fiscal second quarter ended March 31, 2005 were approximately $3.2 million as compared to $0.5 million for the fiscal second quarter period ended March 31, 2004. Fiscal year-to-date revenues comprised of six months ended March 31, 2005 exceeded $4.2 million versus $0.9 million reported for the same six-month period in the prior year. In July 2004, Utix began converting its old manual ticket products to the newly launched magnetic strip products as an authorized Issuer on the Discover Network.

Tony Roth, CEO & President of Utix, commented, "We will continue to experience peaks and valleys in our sales revenue and gross margin due to both the rollout challenges of introducing new systems and products combined with the deferred revenue recognition model of our prepaid ticket sales programs. In addition, we are completing a major program and, consequently, the next two quarters will not see revenue at the same levels as that of the past six months."

As the Company grows into 2006, tickets in the field will begin to generate a more level stream of revenue recognition. Roth added, "Large volume corporate programs in the development stage should continue to create spikes in the Company's revenue and on gross profits dependent upon these types of corporate sales. We are learning to sell our unique advantages with bundled partnerships and turn-key economics, thus simplifying the sales process."

Over the past four months ended March 31, 2005, Utix successfully activated and sold $500,000 of Utix prepaid experience gift tickets in the retail market, with primary placement at Rite Aid, Staples, and 7-

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Eleven.  Despite  inventory  depletion  in many  stores  and  the  technological challenges for placement and activation, Utix has gained tremendous traction in creating a national retail presence. The Company is now developing its channel strategy with key retail partners for the 2005 holiday season.

ABOUT UTIX GROUP, INC.

Utix, formerly Corporate Sports Incentives, was founded in 1986 as a corporate premium gift, incentive and consumer reward Company. Based in Burlington, Massachusetts, Utix has successfully marketed its proprietary Utix prepaid experience products, including Golf, Ski, Spa and Movie Tickets to the business-to-business industry and retail marketplace. As an authorized Discover Network Issuer, Utix offers prepaid experience tickets nationwide, allowing recipients to enjoy a specific experience at more than 10,000 nationwide locations of their choosing. For more information about the Company, please visit our website at WWW.UTIX.COM.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. WHEN USED IN THIS PRESS RELEASE, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," "MAY," "PLAN," "PROJECT", "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THIS PRESS RELEASE REFLECTS OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL AND FUTURE RESULTS AND TRENDS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH STATEMENTS DUE TO VARIOUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS; COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; THE COMMERCIALLY VIABILITY OF OUR RETAIL GIFT CARD PLATFORM AND OFFERINGS; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL; AND ABILITY TO GENERATE NEW MARKETS FOR OUR PRODUCTS.

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